                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ficalora) constitutes and appoints Joseph R. Ficalora, and
Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8/A Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name                                  Title                                      Date

/s/ Joseph R. Ficalaro                Chairman of the Board, President and       July 18, 2000
-------------------------------       Chief Executive Officer
Joseph R Ficalaro                     (Principal Executive Officer)

/s/ Michael J. Lincks                 Executive Vice President and               July 18, 2000
-------------------------------       Corporate Secretary
Michael J. Lincks

/s/ Robert Wann                       Senior Vice President, Comptroller         July 18, 2000
-------------------------------       and Chief Financial Officer
Robert Wann                           (Principal Financial and Accounting
                                      Officer)

/s/ Harold E. Johnson                 Director                                   July 18, 2000
-------------------------------
Harold E. Johnson

/s/ Donald M. Blake                   Director                                   July 18, 2000
-------------------------------
Donald M. Blake

/s/ Max L. Kupferberg                 Director                                   July 18, 2000
-------------------------------
Max L. Kupferberg

/s/ Henry E. Froebel                  Director                                   July 18, 2000
-------------------------------
Henry E. Froebel

/s/ Howard C. Miller                  Director                                   July 18, 2000
-------------------------------
Howard C. Miller

/s/ Dominick Ciampa                   Director                                   July 18, 2000
-------------------------------
Dominick Ciampa

/s/ Richard H. O'Neill                Director                                   July 18, 2000
-------------------------------
Richard H. O'Neill